UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2015
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 567-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.08 Shareholder Director Nominations
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On January 11, 2015, Clifford H. Higgerson, Raghavendra Rau, Mohsen Sohi and Edward F. Thompson retired from the Board of Directors (the “Board”) of Aviat Networks, Inc. (the “Company”). Their retirement is not the result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.
Following the retirements of Messrs. Higgerson, Rau, Sohi and Thompson, the Board voted to appoint James R. Henderson, John Mutch, Robert G. Pearse and John Quicke as members of the Board.
Messrs. Henderson, Mutch, Pearse and Quicke will receive the same compensation and indemnification as the Company’s other non-employee directors.
There are no family relationships between any of Messrs. Henderson, Mutch, Pearse or Quicke, on the one hand, and any of the officers or directors of the Company, on the other hand.
There are no transactions between any of Messrs. Henderson, Mutch, Pearse or Quicke, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.
In connection with the appointments of Messrs. Henderson, Mutch, Pearse and Quicke, the Board’s committees were reconstituted as follows:

Audit Committee	Governance and Nominating Committee	Compensation Committee
John Mutch (Chairman)	John Quicke (Chairman)	Dr. James C. Stoffel (Chairman)
James R. Henderson	Robert G. Pearse	John Quicke
William A. Hasler	William A. Hasler	Robert G. Pearse
The foregoing changes to the Board were effected pursuant to the Agreement (as defined below). A copy of the press release issued by the Company regarding the Agreement and the changes to the Board is attached as Exhibit 99.1 and incorporated herein by reference.

Item 5.08.     Shareholder Director Nominations.

On January 12, 2015, the Company announced that it has set February 24, 2015, as the date of its fiscal 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”).
In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that proposals to be considered for inclusion in the Company’s proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices on or before the close of business on January 22, 2015. In addition, in order for a stockholder proposal made outside of Rule 14a-8 of the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act in respect of the 2014 Annual Meeting, such proposal must be received by the Company at its principal executive offices on or before the close of business on January 22, 2015. Proposals should be directed to the attention of the Corporate Secretary, Aviat Networks, Inc., 5200 Great America Parkway, Santa Clara, CA 95054.

Item 8.01.    Other Events.

The information set forth under Item 5.02 and Item 5.08 is incorporated herein by reference.
On January 11, 2015, the Company entered into an agreement (the “Agreement”) with Steel Partners Holdings L.P. and certain of its affiliates (collectively, “Steel Partners”) and Lone Star Value Management, LLC and certain of its affiliates (collectively, “Lone Star,” and together with Steel Partners, the “Stockholder Parties”). Pursuant to the Agreement, the Company agreed to appoint Messrs. Henderson, Mutch, Pearse and Quicke to the Board following the retirements of Messrs. Higgerson, Rau, Sohi and Thompson. In addition, the Company has agreed that its slate of nominees at the Annual Meeting will be Charles D. Kissner, William A. Hasler, Michael A. Pangia, Dr. James C. Stoffel and Messrs. Henderson, Mutch, Pearse and Quicke. In connection with entering into the Agreement, Lone Star and its affiliates have withdrawn their nomination of six candidates to the Board.
Pursuant to the Agreement, the Stockholder Parties have agreed to vote for the Board’s slate of nominees for directors at the 2014 Annual Meeting. In addition, the Stockholder Parties have agreed, until 30 days prior to the advance notice deadline for the submission of director nominations in respect of the Company’s fiscal 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting,” and such period, the “Restricted Period”), to customary standstill provisions during that time that provide, among other things, that the Stockholder Parties will not (a) engage in or in any way participate in a solicitation of proxies or consents with respect to the Company; or (b) initiate any shareholder proposals.
Prior to the expiration of the Restricted Period, Steel Partners has agreed not to acquire beneficial ownership of more than 24.9% of the Company’s outstanding common stock. The Company and Steel Partners have agreed that the provisions of Section 203 of the General Corporation Law of the State of Delaware will not be applicable to Steel Partners unless it acquires more than 24.9% of the Company’s outstanding common stock.
Prior to the expiration of the Restricted Period, Lone Star has agreed not to acquire beneficial ownership of more than 9.9% of the Company’s outstanding common stock
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated as of January 11, 2015, among Aviat Networks, Inc., Steel Partners Holdings L.P., Lone Star Value Management, LLC and certain other parties.

99.1	Press Release, issued by Aviat Networks, Inc. on January 12, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: January 12, 2015
By:	/s/ Michael Pangia
	Name:	Michael Pangia
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1	Letter Agreement, dated as of January 11, 2015, among Aviat Networks, Inc., Steel Partners Holdings L.P., Lone Star Value Management, LLC and certain other parties.
99.1	Press Release, issued by Aviat Networks, Inc. on January 12, 2015.